UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2007

                           FITTIPALDI LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)


                    Nevada                                 0-25753
 State or other jurisdiction of incorporation       Commission File Number


                                   87-0449667
                        IRS Employer Identification No.


           902 Clint Moore Road, Suite 204, Boca Raton, Florida        33487
                   (Address of Principal Executive Offices)         (Zip Code)


       Registrant's telephone number, including area code: (561) 998-7557 not applicable
              (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

         On March 22, 2007, Amcor PET Packaging renewed its contract for an additional two years through March 2009 with TPS Logistics which has an exclusive agreement with Commodity Express Transportation, a subsidiary of Fittipaldi Carriers, Inc., the Company's trucking arm, to provide transportation services for Amcor manufacturing plants. Amcor is the world's largest manufacturer of PET (polyethylene terephthalate) packaging solutions to the consumer products industry with approximate annual sales of $2.3 billion. Based upon our historical revenue run rate with Amcor, management estimates that revenue generated from providing transportation services for Amcor during the next two years will be approximately $25 million.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 23, 2007                                FITTIPALDI LOGISTICS, INC.



                             By:      /s/ David S. Brooks
                                      -----------------------------------------
                                          David S. Brooks
                                          Chief Executive Officer